                                                                   EXHIBIT(d)(1)

                      MONEY MARKET CUMULATIVE PREFERRED
                       SHARE(S) OF BENEFICIAL INTEREST

                            NO PAR VALUE PER SHARE
                   $25,000 Liquidation Preference per Share

Number
------
  1

THIS CERTIFICATE IS TRANSFERABLE                         CUSIP_________________
IN WILMINGTON, DE OR IN NEW YORK CITY                    SEE REVERSE SIDE FOR
                                                         CERTAIN DEFINITIONS

               LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND
                                SHARE CERTIFICATE

      This certifies that Cede & Co. is the owner of *____________________* (_____) fully paid and non-assessable Money Market Cumulative Preferred
Share(s) of Beneficial Interest, No Par Value Per Share, $25,000 Liquidation Preference Per Share, of Lehman Brothers/First Trust Income Opportunity Fund, the said shares being issued, received and held under and subject to the terms and provisions of the Amended and Restated Declaration of Trust dated as of June 19, 2003, establishing Lehman Brothers/First Trust Income Opportunity Fund, and all amendments and restatements thereto, copies of which are on file with the Secretary of State of the State of Delaware, and to the terms and provisions of the Second Amended and Restated Bylaws of Lehman Brothers/First Trust Income Opportunity Fund, copies of which are on file with the Secretary of Lehman Brothers/First Trust Income Opportunity Fund. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of Lehman Brothers/First Trust Income Opportunity Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of Lehman Brothers/First Trust Income Opportunity Fund individually but are binding only upon the assets and property of Lehman Brothers/First Trust Income Opportunity Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the seal of Lehman Brothers/First Trust Income Opportunity Fund and the signatures of its duly authorized officers.

Dated:
Countersigned and Registered:

      [                          ]
      [(New York, New York)]
      Transfer Agent and Registrar

BY:

---------------------------------
Authorized Signature

---------------------------------
Treasurer

--------------------------------
President

      This certificate is issued subject to the provisions restricting transfers of the Money Market Cumulative Preferred Share(s), contained in the Second Amended and Restated Bylaws of Lehman Brothers/First Trust Income Opportunity Fund.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Lehman Brothers/First Trust Income Opportunity Fund or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXPLANATION OF ABBREVIATIONS

      The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Abbreviation   Equivalent                           Abbreviation             Equivalent
------------   ----------------------------------   ----------------------   -------------------------------
JT TEN         As joint tenants, with rights of     TEN IN COM               As tenants in common
               survivorship and not as tenants in   TEN BY ENT               As tenants by the entireties
               common                               UNIF TRANSFERS MIN ACT   Uniform Transfers to Minors Act

Abbreviation   Equivalent                           Abbreviation             Equivalent
------------   ----------------------------------   ----------------------   -------------------------------
ADM            Administrator(s)                     FDN                      Foundation
               Administratrix                       PL                       Public Law
AGMT           Agreement                            TR                       (As) trustee(s) for, of
CUST           Custodian for                        UA                       Under Agreement
EST            Estate, Of estate of                 UW                       Under will of, Of will of,
EX             Executor(s), Executrix                                        Under last will & testament
FBO            For the benefit of

                Additional abbreviations may also be used though
                             not in the above list.

                                  TRANSFER FORM
                              ---------------------

For value received, ____________________ hereby sell, assign and transfer unto:
                           (I/We)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

----------------------------          ------------------------------------------

                                      Please Print or Typewrite Name and Address
                                      (including postal Zip Code of Assignee)

________________________________________________________________________________
________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint _______________________ Attorney, to transfer such beneficial interest on the books of Lehman Brothers/First Trust Income Opportunity Fund named therein with full power of substitution in the premises.

Dated
      ----------, -----

Signature(s)
                  ----------------------------------
                  (The signature of this assignment must correspond exactly with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign.)

Signature Guaranteed By

--------------------------------------

(Signature must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)

                                IMPORTANT NOTICE

      When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

      Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.

                                       3